Exhibit 8.3

[Letterhead of Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB]

April 26, 2022

Sono Group N.V.,
Waldmeisterstraße 76,
80935 Munich, Germany.

Ladies and Gentlemen:

We have acted as your German tax advisor in connection with the registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof.

This opinion is limited to German tax law in effect on the date of this opinion. This opinion (including all terms used in it) is to be construed in accordance with German tax law.

For the purpose of this opinion, we have examined the Registration Statement which we determined to be the only document relevant to rendering this opinion, while relying upon the accuracy of the factual statements therein.

For the purpose of this opinion, we have made the following assumptions:

•	The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.
•	The effective place of management of the Issuer is located in Munich, Germany.
•	The factual statements in the Registration Statement are true and correct in all respects.

We hereby confirm to you that, insofar as it relates to matters of German tax law, the discussion under the caption “Material German Tax Considerations” in the prospectus included in the Registration Statement, subject to the qualifications, exceptions, assumptions and limitations contained herein and therein, is our opinion.

We hereby consent to the filing of this opinion with the SEC as Exhibit 8 to the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB
Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB